SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 1999

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-14082	41-0946258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Merrill Circle, St. Paul, Minnesota 55108
 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (651) 646-4501

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERRILL CORPORATION (Registrant)
Date: June 28, 1999	By:	/s/ STEVEN J. MACHOV Steven J. Machov Vice President and General Counsel

Item 7.  Financial Statements and Exhibits

A.	Financial Statements of Business Acquired

Financial statements of Daniels Printing, Limited Partnership (consisting of balance sheets as of December 31, 1998 and 1997 and the related statements of operations, partners' equity and cash flows for the years then ended including the accountants' reports thereon) are included in this Report.

B.	Pro Forma Financial Information.

Unaudited combined pro-forma statements of operations for the three month period ended April 30, 1999 and for the year ended January 31, 1999 are included in this report. A pro-forma balance sheet is not included as all applicable purchase transactions are reflected in Merrill Corporation's consolidated balance sheet filed as part of its' April 30, 1999 Form 10-Q.

C.	Exhibits.

2.1	Asset Purchase Agreement, dated as of March 11, 1999, by and among the Purchaser, the Seller and the partners of the Seller (Incorporated by reference into our Form 8-K dated April 14, 1999)

23.1	Consent of Arthur Andersen LLP., Independent Accountants (filed herewith)

Item 7. A.  Financial Statements of Business Acquired

DANIELS PRINTING, LIMITED PARTNERSHIP

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998 AND 1997
TOGETHER WITH AUDITORS' REPORT

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Daniels Printing, Limited Partnership:

We have audited the accompanying balance sheets of Daniels Printing, Limited Partnership (a Massachusetts limited partnership) (the Partnership) as of December 31, 1998 and 1997, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daniels Printing, Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Boston, Massachusetts
February 8, 1999 (except with
respect to the matter discussed
in Note 11, as to which the
date is March 11, 1999)

DANIELS PRINTING, LIMITED PARTNERSHIP

BALANCE SHEETS—DECEMBER 31, 1998 AND 1997

	1998	1997
ASSETS
CURRENT ASSETS:
Cash	$661,932	$—
Marketable securities	46,551	42,357
Accounts receivable, net of reserve of $75,000 at December 31, 1998 and 1997	7,655,177	11,749,824
Due from employees and officers	19,233	95,693
Inventories	1,645,653	2,737,629
Prepaid expenses and other current assets	599,031	477,865

Total current assets	10,627,577	15,103,368

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Land	345,000	345,000
Building and building improvements	3,754,108	3,754,107
Machinery and equipment	24,885,186	24,543,848
Furniture and fixtures	1,180,821	1,180,821

	30,165,115	29,823,776
Less—Accumulated depreciation	22,366,971	20,869,456

	7,798,144	8,954,320

OTHER ASSETS:
Deposits on equipment	15,980	10,928
Financing and organizational costs, net of accumulated amortization of $313,601 and $243,911 at December 31,1998 and 1997, respectively	232,718	302,408
Other	656,310	146,446

	905,008	459,782

	$19,330,729	$24,517,470

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Current portion of senior long-term debt	$5,300,000	$1,200,000
Current portion of subordinated notes	1,151,770	347,098
Accrued compensation and benefits	2,442,740	1,998,463
Accounts payable and accrued expenses	3,330,606	6,048,393

Total current liabilities	12,225,116	9,593,954

SENIOR LONG-TERM DEBT, NET OF CURRENT PORTION	—	9,366,000
SUBORDINATED NOTES, NET OF CURRENT PORTION	4,615,778	5,473,134
COMMITMENTS (NOTE 8)
PARTNERS' EQUITY	2,489,835	84,382

	$19,330,729	$24,517,470

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	1998	1997
NET SALES	$66,760,872	$65,498,889
COST OF SALES	49,180,052	51,482,268

Gross profit	17,580,820	14,016,621

OPERATING EXPENSES:
General and administrative	4,048,341	4,067,579
Selling and marketing	9,713,538	9,453,733

Total operating expenses	13,761,879	13,521,312

Income from operations	3,818,941	495,309
OTHER EXPENSE	(84,996)	(85,297)
INTEREST EXPENSE, NET	(1,333,476)	(1,401,619)

Net income (loss)	$2,400,469	$(991,607)

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF PARTNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	General Partners' Capital	Limited Partners' Capital	Unrealized Gain/(Loss)	Total Partners' Equity
BALANCE, DECEMBER 31, 1996	$12,071	$1,195,145	$(3,105)	$1,204,111
Partner distributions	(1,424)	(140,986)	—	(142,410)
Realized gain on sale of marketable securities	—	—	2,326	2,326
Unrealized gain on marketable securities	—	—	11,962	11,962
Net loss	(9,916)	(981,691)	—	(991,607)

BALANCE, DECEMBER 31, 1997	731	72,468	11,183	84,382

Realized loss on sale of marketable securities	—	—	(1,911)	(1,911)
Unrealized gain on marketable securities	—	—	6,895	6,895
Net income	24,005	2,376,464	—	2,400,469

BALANCE, DECEMBER 31, 1998	$24,736	$2,448,932	$16,167	$2,489,835

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	1998	1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,400,469	$(991,607)
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	2,337,083	2,451,661
Loss on sale of equipment	8,429	13,606
Realized loss (gain) on sale of marketable securities	1,911	(2,326)
Payment-in-kind interest	294,414	277,756
Changes in current assets and liabilities—
Accounts receivable	4,094,647	(278,063)
Due from employees and officers	(433,404)	52,692
Inventories	1,091,976	288,945
Prepaid expenses and other current assets	(121,166)	181,633
Accrued compensation and benefits	444,277	(109,901)
Accounts payable and accrued expenses	(2,717,787)	538,971

Net cash provided by operating activities	7,400,849	2,423,367

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(4,321)	(11,629)
Proceeds from sale of marketable securities	3,200	12,066
Purchases of property, plant and equipment	(1,139,646)	(2,327,159)
Deposits towards property, plant and equipment additions	(5,052)	(10,928)
Proceeds from sale of equipment	20,000	45,000

Net cash used in investing activities	(1,125,819)	(2,292,650)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment note	—	(1,019,650)
Proceeds from senior long-term debt	—	2,356,000
Repayment of senior long-term debt	(5,266,000)	(1,000,000)
Repayment of subordinated notes	(347,098)	(324,657)
Partner distributions	—	(142,410)

Net cash used in financing activities	(5,613,098)	(130,717)

NET INCREASE IN CASH AND CASH EQUIVALENTS	661,932	—
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$661,932	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for—
Interest	$862,737	$803,577

The accompanying notes are an integral part of these financial statements.

DANIELS PRINTING, LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

(1)	OPERATIONS

Daniels Printing, Limited Partnership (the Partnership) is in the printing business, in which it generates revenue from commercial and financial printing and digital services. The Partnership provides a wide variety of print and print-related products and services.

(2)	FORMATION AND REORGANIZATION

The Partnership was formed on June 30, 1994. Daniels Printing Corp., a Massachusetts corporation, is the General Partner and maintains a 1% partnership interest in the Partnership. The Partnership was formed to purchase certain operating assets and assume certain liabilities of Daniels Printing Company. Under the terms of the Partnership Agreement, the majority stockholder of Daniels Printing Company has retained a significant interest in the Partnership and participates in certain management decisions of the Partnership. Accordingly, the purchase was accounted for as a reorganization of entities under common control, and the assets acquired and liabilities assumed have been reflected at their historical or predecessor cost, which reflected their acquisition cost on the date of transfer.

(3)	SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of the following significant accounting policies. The preparation of these financial statements required the use of certain estimates by management in determining the entity's assets, liabilities, revenues and expenses.

(a)	Revenue Recognition

Substantially all sales are produced to customer specifications. In accordance with trade practices of the printing industry, revenue is recognized upon shipment or after production has been completed in accordance with the terms of customer orders.

(b)	Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months.

(c)	Marketable Securities

The Partnership accounts for its marketable securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Partnership classifies its marketable securities as available-for-sale and, therefore, records unrealized gains or losses on marketable securities as a separate component of partners' equity, until realized.

The amortized cost and fair market values of the Partnership's marketable securities at December 31, 1998 and 1997 are presented below.

	1998
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available-for-sale	$30,384	$16,829	$(662)	$46,551

	1997
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available-for-sale	$31,174	$14,284	$(3,101)	$42,357

(d)	Inventories

Inventories include material, labor and overhead and are stated at the lower of cost (first-in, first-out) or market.

The components of inventories are as follows at December 31, 1998 and 1997:

	1998	1997
Raw materials	$175,506	$127,534
Work-in-process	1,470,147	2,610,095

	$1,645,653	$2,737,629

(e)	Depreciation and Amortization

The Partnership provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:

Asset Classification	Estimated Useful Life
Buildings and building improvements	40 years
Machinery and equipment	3-7 years
Furniture and fixtures	7 years
(f)	Financing and Organizational Costs

Financing costs, consisting of banking and professional fees incurred to obtain financing, are being amortized over eight years, the average life of the notes. Organizational costs, consisting of professional fees incurred with the formation of the Partnership, are being amortized over five years. The Partnership incurred $69,689 of amortized expense related to these costs during both years ended December 31, 1998 and 1997.

(4)	DUE FROM EMPLOYEES AND OFFICERS

In general, amounts due from employees and officers represent notes and are paid through payroll withholdings; however, at the discretion of the Partnership, these amounts are due on demand. The Partnership recognized interest income on these notes of $12,505 and $17,742 during the years ended December 31, 1998 and 1997, respectively.

Included in other assets is a loan receivable of $650,000, plus accrued interest of $6,310, from a limited partner of the Partnership. The loan receivable bears interest at 4.24% at December 31, 1998.

(5)	LONG-TERM DEBT

The Partnership has a senior long-term credit agreement with a bank (the Credit Agreement), which includes a revolving credit facility and a term loan.

(a)	Senior Long-Term Debt

Senior long-term debt consisted of the following at December 31, 1998 and 1997:

	1998	1997
Senior revolving credit facility of $9,000,000, maturing June 30, 1999	$—	$4,066,000

Senior term loan, payable in principal quarterly installments of $300,000, maturing June 30, 1999, with a weighted average rate of interest of 7.27% at December 31, 1998	5,300,000	6,500,000

	5,300,000	10,566,000
Less—Current maturities	5,300,000	1,200,000

	$—	$9,366,000

The debt described above is collateralized by substantially all of the assets of the Partnership and bears an interest rate equal to prime rate or LIBOR plus 1.0%. The outstanding borrowings under these facilities shall not exceed the lesser of $17,000,000 or $8,000,000 plus a percentage of eligible accounts receivable and inventory, as defined in the Credit Agreement.

The Agreement contains certain covenants and restrictions, including limitations on the aggregate amount of capital expenditures, indebtedness, distributions and the maintenance of certain financial levels. The Company received a waiver from the bank for default of a debt covenant at December 31, 1998.

The senior revolving credit facility is subject to a commitment fee, payable quarterly at an annual rate of .125%, on the unused portion of the credit line.

Under the revolving credit facility, the bank issues letters of credit provided that the maximum exposure under letters of credit plus the revolving loan does not exceed the lesser of the borrowing base or $9,000,000. As of December 31, 1998, the Partnership has three letters of credit outstanding, two in the amount of $133,690, which expire in January 2000, and one in the amount of $140,000, which expires in July 1999.

(b)	Subordinated Debt

Subordinated debt consists of the following at December 31, 1998 and 1997:
	1998	1997
Subordinated note, interest at 10.5%, maturing June 30, 2002 (Year 2002 note)	$5,049,908	$4,764,064

Subordinated note, interest at 6.74%, maturing June 30, 2000 (Year 2000 note)	566,146	913,244

Subordinated note, payment-in-kind interest, interest at 6%, due 1996 through 2002	151,494	142,924

	5,767,548	5,820,232
Less—Current portion	1,151,770	347,098

	$4,615,778	$5,473,134

The subordinated notes are payable to DPC Disposition Corp. and its majority stockholder and are collateralized by a nonrecourse pledge of the principal partner's interests in the Partnership. These notes are subordinated to the Partnership's senior long-term debt.

The Year 2002 note is payable in quarterly installments of $527,950, commencing September 30, 1999, until maturity on June 30, 2002. Interest on the note is 10.5%. For the first five years of the note, no principal payments are required, and interest payments have been or will be made in cash in an amount equal to 4.5% of the outstanding principal balance, with the remaining 6% interest portion accruing annually, in arrears, as an addition to the principal balance.

The Year 2000 note is payable in fixed quarterly installments of $100,000, commencing September 30, 1995, until maturity on June 30, 2000. Interest on the note is 6.74%. For the first year of the note, no principal payment was required, and interest accrued quarterly, in arrears, as an addition to the principal balance.

(6)	INCOME TAXES

The Partnership does not provide for federal or state income taxes because no income taxes are payable by the Partnership. Each partner is liable for income taxes on their share of the Partnership's taxable income. The Partnership makes distributions of pretaxable income to its partners based on each partner's equity interest percentage. There were no partner distributions in 1998 and $142,410 of partner distributions in 1997.

(7)	PARTNERSHIP AGREEMENT

The Partnership agreement provides for the termination of the Partnership on June 30, 2034.

In addition, the Partnership Agreement also provides for the General Partner or the Partnership to purchase the limited partnership interest of a partner under certain circumstances at a purchase price, as defined in the Partnership Agreement. The Partnership Agreement also contains certain rights, as defined in the agreement.

Upon the earlier of the fifth anniversary of the formation of the Partnership or the date the subordinated notes are paid in full, certain limited partners can put to the Partnership their partnership equity interests based on valuations, as defined in the Partnership Agreement.

The partners of the Partnership have agreed to certain transfer restrictions not to sell, assign, pledge or transfer shares except under defined instances, as described in the Partnership Agreement.

(8)	COMMITMENTS

The Partnership leases certain facilities and various office equipment under noncancelable operating leases with terms in excess of one year. Rent expense charged to operations was approximately $858,000 and $793,000 for the years ended December 31, 1998 and 1997, respectively. Future minimum lease payments under these leases as of December 31, 1998 are approximately as follows:

Fiscal Year	Amount
1999	$987,000
2000	931,000
2001	458,000
2002	301,000
2003	295,000
Thereafter	517,000

$3,489,000

(9)	EMPLOYEE BENEFIT PLAN

The Partnership maintains the Daniels Printing Employees' Savings Plan (the Plan) under Section 401(k) of the Internal Revenue Code, which covers all eligible employees, as defined. All participant contributions vest immediately. The Partnership's contribution is determined annually by and at the discretion of the partners. In 1998 and 1997, the Partnership contributed $376,346 and $200,260, respectively, to the Plan.

(10)	SIGNIFICANT CUSTOMERS

During fiscal 1998, revenues from one customer represented 11% of total revenues.

During fiscal 1997, revenues from one customer represented 12% of total revenues.

(11)	SUBSEQUENT EVENT

On March 11, 1999, the Partnership entered into a definitive agreement to be wholly acquired by Merrill Corporation.

Item 7.B.  Pro Forma Financial Information

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

The following unaudited pro forma combined statements of operations for the three-month period ended April 30, 1999, and for the year ended January 31, 1999 were prepared to illustrate the effects on the results of continuing operations of Merrill Corporation (the Company), and Daniels Printing, Limited Partnership, using the purchase method of accounting and the assumptions described in the accompanying notes, and assuming the acquisition occurred on February 1, 1998. The unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of operations as they may be in the future or as they might have been for the periods presented had the acquisition been effective at February 1, 1998. The unaudited pro forma combined statements of operations and accompanying notes are based on the historical consolidated financial statements of the Company and the historical financial statements of Daniels Printing, Limited Partnership. The results of operations for Daniels Printing, Limited Partnership included in the pro forma combined statement of operations for the three-month period ended April 30, 1999, are those for the period February 1, 1999 to April 14, 1999. The pro forma adjustments are based upon our estimates, available information and certain assumptions that the Company believes are reasonable in the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Daniels Printing, Limited Partnership (included under Item 7.A. in this filing).

PRO FORMA COMBINED STATEMENT OF OPERATIONS
for the three month period ended April 30, 1999
(Unaudited)
(In thousands, except share and per share data)	Merrill Corporation	Daniels Printing	Total	Adjustments		Pro Forma Combined
Revenue	$131,836	$15,725	$147,561			$147,561
Cost of revenue	84,564	10,622	95,186	116	(1)	95,302

Gross profit	47,272	5,103	52,375	(116)		52,259
Selling, general and administrative expenses	37,728	2,814	40,542	243	(2)	40,785

Operating income	9,544	2,289	11,833	(359)		11,474
Interest expense	(1,103)	(231)	(1,334)	(748	)(3)	(1,888)
				194	(4)
Other expense, net	(206)	(37)	(243)			(243)

Income before provision for income taxes	8,235	2,021	10,256	(913)		9,343
Provision for income taxes	3,714		3,714	500	(5)	4,214

Net income	$4,521	$2,021	$6,542	$(1,413)		$5,129

Net income per share:
Basic	$0.28					$0.32
Diluted	$0.27					$0.31

Weighted average number of shares outstanding:
Basic	15,881,177		15,881,177	—		15,881,177
Diluted	16,470,066		16,470,066	1,332	(6)	16,471,398

See accompanying notes to the Unaudited Pro Forma Combined Statements of Operations.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
for the year ended January 31, 1999
(Unaudited)
(In thousands, except share and per share data)	Merrill Corporation	Daniels Printing	Total	Adjustments		Pro Forma Combined
Revenue	$509,543	$66,159	$575,702			$575,702
Cost of revenue	330,632	49,081	379,713	556	(1)	380,269

Gross profit	178,911	17,078	195,989	(556)		195,433
Selling, general and administrative expenses	127,705	13,670	141,375	1,165	(2)	142,540

Operating income	51,206	3,408	54,614	(1,721)		52,893
Interest expense	(3,961)	(1,281)	(5,242)	(3,589	)(3)	(7,859)
				972	(4)
Other income (expense), net	426	(75)	351			351

Income before provision for income taxes	47,671	2,052	49,723	(4,338)		45,385
Provision for income taxes	21,214		21,214	(1,018	)(5)	20,196

Net income	$26,457	$2,052	$28,509	$(3,320)		$25,189

Net income per share:
Basic	$1.63					$1.54
Diluted	$1.55					$1.47

Weighted average number of shares outstanding:
Basic	16,253,148		16,253,148	—		16,253,148
Diluted	17,020,673		17,020,673	1,102	(6)	17,021,775

See accompanying notes to the Unaudited Pro Forma Combined Statements of Operations.

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS
(All amounts in thousands, except per share data)

(1)
Represents adjustments to depreciation and amortization resulting from fair value adjustments to fixed assets recorded in connection with the acquisition

(2)
Represents the amortization of goodwill on a straight line basis over 20 years.

(3)
Represents additional interest expense resulting from increased borrowings under the Company's revolving credit agreement in order to finance the acquisition. Computed using historical interest rates available under the Company's revolving credit agreement.

(4)
Represents reduced interest expense related to Subordinated Debt and the Senior Term Loan of Daniels Printing Limited Partnership not assumed by the Company.

(5)
Represents the income tax effect of the unaudited pro forma consolidated statement of operations adjustments based on the expected effective tax rate in effect for the periods shown.

(6)
Represents additional common equivalent shares as a result of granting stock options in connection with the acquisition.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
23.1	Consent of Arthur Andersen LLP.	Filed electronically with this Direct Transmission